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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under Registration Statement No. 333-16615, of our reports dated July 11, 1997, relating to Nuveen Flagship Kansas Municipal Bond Fund, Nuveen Flagship Kentucky Municipal Bond Fund, Nuveen Flagship Kentucky Limited Term Municipal Bond Fund, Nuveen Flagship Michigan Municipal Bond Fund, Nuveen Flagship Missouri Municipal Bond Fund, Nuveen Flagship Ohio Municipal Bond Fund and Nuveen Flagship Wisconsin Municipal Bond Fund, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Dayton, Ohio
September 21, 1998